EXHIBIT 1.02

DIFFERENTIATED CORPORATE GOVERNANCE LEVELS

INTRODUCTION

BOVESPA defines Differentiated Corporate Governance Practices as a set of governance rules that must be followed by companies, senior managers and controlling shareholders for greater appreciation in the shares and other securities issued by the company. Depending on the degree of the company's commitment to these practices, it may rank as either Level 1 Company or Level 2 Company.

The adherence to BOVESPA's Differentiated Corporate Governance Practices highlights the company's efforts towards improvement of its investors relations and potentially increases the appreciation in its assets.

Level 1 Companies undertake primarily to improve disclosure procedures and to disperse their shareholding among as many shareholders as possible. Thus, the major practices applying to Level 1 Companies are as follows:

o To maintain a minimum free float corresponding to 25% of the company's capital stock;

o    To favor capital dispersion in public offers;

o To improve quarterly disclosures, among which, the presentation of consolidated statements and special reports;

o To cause the company's controlling shareholders or senior managers to comply with disclosure rules in connection with trades in the company's securities;

o To disclose the existence and contents of shareholders' agreements and stock options plans;

o    To disclose an annual agenda for corporate events.

To rank as a Level 2 Company, in addition to meeting the requirements prescribed for a Level 1 Company, the company and its controlling shareholders must adopt a much broader set of corporate governance practices and extend additional rights to minority shareholders. In summary, a Level 2 Company must observe the following listing criteria:

     To determine a unified term of office of one year for all members of the Board of Directors;

o To present an annual balance sheet in accordance with the US GAAP or the IAS;

o To afford all holders of common shares the same treatment attaching to the controlling shareholders upon disposal of the company's controlling interest, offering at least 70% of the corresponding price to the holders of preferred shares;

o To attach voting rights to preferred shares in such matters as the transformation, merger, consolidation and spin-off of the company, the approval of contracts between the Company and related entities, and other matters that may involve a conflict of interest between the controlling shareholder and the company;

o To mandatorily make a tender offer for the purchase of all outstanding shares, at their economic value, if the company goes private or in the event of cancellation of its registration as a Level 2 Company;

o To adhere to the rules of the Arbitration Panel for resolution of corporate disputes.

The adherence to governance practices is made on the company's own initiative. The commitments assumed by the company, its controlling shareholders and senior managers are set forth in an agreement entered into between these parties and BOVESPA.

The attached Listing Rules describe the listing criteria applying to Level 1 and Level 2 Companies.

                       DIFFERENTIATED CORPORATE GOVERNANCE

                                 PRACTICE RULES

                                     PART I

                                     PURPOSE

1.1. These Rules set out the requirements that must be followed by publicly-held companies registered with the Sao Paulo Stock Exchange (Bolsa de Valores de Sao Paulo - BOVESPA) as regards the adoption of Differentiated Corporate Governance Practices.

                                     PART II

                                   DEFINITIONS

2.1. Defined Terms. For the purposes of these Rules, the terms stated below, in singular or plural form, shall have the meanings ascribed to them as follows:

"Controlling Shareholder" shall mean the shareholder or group of shareholders under common control or bound by a shareholders' agreement, exerting Control over the Company.

"Selling Controlling Shareholder" shall mean the Controlling Shareholder that disposes of his controlling interest in the Company.

"Controlling Shares" shall mean the block of shares that directly or indirectly provides its holder(s) with individual and/or combined powers to exert Control over the Company.

"Free float" shall mean all shares issued by the Company, other than (i) the shares held by the Controlling Shareholder, his spouse, common-law spouse, and dependents stated on the annual income tax return; (ii) the shares held in treasury; (iii) the shares held by the Company's Controlled and Associated Companies, as well as by other companies under the same group as such Controlled and Associated Companies, whether de facto or de jure; (iv) the shares held by the Controlling Shareholder's Controlled and Associated Companies, as well as by other companies under the same group as such Controlled and Associated Companies, whether de facto or de jure; and (v) the preferred shares of a special class intended to ensure differentiated policy-making rights, held by the privatizing entity on a non-transferable and exclusive basis (golden shares).

"Senior Managers" shall mean, in singular form, the executive officers and Board of Directors members of the Company taken individually, and in plural form, the executive officers and Board of Directors members taken as a whole.

"Disposal of Company's Control" shall mean the transfer of the Controlling Shares to a third party for compensation.

"Closed Hearing" shall mean the consultation procedure to be carried out prior to any material amendment to the Differentiated Corporate Governance Practice Rules, the purpose of which is (i) to take suggestions from the Companies, their Senior Managers and Controlling Shareholder that have adhered to such Rules, in connection with the amendments proposed by BOVESPA, and (ii) to resolve on such amendments.

"Annual Agenda" shall mean a list of events that the Company shall disclose on a yearly basis, containing at least the acts and events set out in Attachment A to these Rules.

"Associated Companies" shall mean the companies that exert a substantial influence over the management of another company, without controlling it. This substantial influence is characterized by the power to take part in any decisions on the financial, business and operational policies to be adopted by the company; this influential power is also assumed whenever these companies have a direct or indirect ownership interest of ten percent (10%) or more in the voting stock of the other company.

"Company" shall mean the publicly-held company authorized to have its securities traded at BOVESPA, and duly classified under Level 1 or Level 2 corporate governance standards.

"Buyer" shall mean whoever is transferred the Control over a Company by the Selling Controlling Shareholder on account of a Disposal of Company's Control.

"Differentiated Corporate Governance Practices Agreement" shall mean the agreement to be entered into between BOVESPA, on one part, and the Company, the Senior Managers and the Controlling Shareholder, on the other, containing the obligations provided for herein.

"Controlled Company " shall mean the company in which the Company holds Control.

"Controlling Company" shall mean the company that exerts Control over the Company.

"CVM" shall mean the Brazilian Securities Commission (Comissao de Valores Mobiliarios).

"Derivatives" shall mean the bonds and securities traded in futures markets or other instruments for which the securities issued by the Company serve as underlying or referenced assets.

"IAS" shall mean the international accounting standards issued by the International Accounting Standards Committee.

"Corporation Law" shall mean Law No. 6404 of December 15, 1976, as amended from time to time.


"Participation Certificates" shall mean the non-par negotiable instruments that are not included in the capital stock, as defined in article 46 of the Corporation Law.

"Minimum Free float" shall mean the Minimum Free float that the Company shall maintain throughout the period in which it is classified under corporate governance standards, representing at least twenty-five percent (25%) of the Company's total capital stock.

"Control" shall mean the actual and effective power to direct the Company's activities, as well as to lay down the guidelines for the operation of its management bodies, directly or indirectly, in a de facto or de jure manner. A relative controlling interest shall be deemed to exist in relation to the person or group of persons under common control or bound to a shareholders' agreement ("controlling group") that holds as many shares as necessary to ensure an absolute majority of votes accorded to the shareholders present at the latest three (3) general meetings of the Company, even if they do not hold the number of shares that actually provide them with an absolute majority of the voting stock.

"Differentiated Corporate Governance Practices" shall mean the corporate governance rules and standards laid down in these Rules, which are intended to provide the shareholders in the Company registered with BOVESPA with information and rights in addition to those spelled out in the Corporation Law and other prevailing rules.

"Arbitration Rules" shall mean the Rules (as amended from time to time) governing the arbitration procedures to be adopted by Level 2 Companies for resolution of all disputes arising out of the Differentiated Corporate Governance Practices Agreement, as well as all disputes arising out of these Rules, and of the CVM rules and other laws governing the relationship between Level 2 Companies, their Senior Managers and shareholders.

"Differentiated Corporate Governance Practice Rules" shall mean these Rules, applicable to Companies that wish to abide by differentiated corporate governance standards.

"Statement of Consent from Senior Managers" shall mean the instrument by which the new Senior Managers of the Company personally undertake to act in keeping with the provisions of the Differentiated Corporate Governance Practices Agreement, the Arbitration Rules, and these Rules, as per the form that is an integral part hereof as Attachment B.

"Statement of Consent from Controlling Shareholders" shall mean the instrument by which the new Controlling Shareholders, or the shareholder(s) joining the Company's controlling group, personally undertake to act in keeping with the provisions of the Differentiated Corporate Governance Practices Agreement, the Arbitration Rules and these Rules, as per the form that is an integral part hereof as Attachment C.

"Statement of Consent from Fiscal Council Members" shall mean the instrument by which the members of the Company's Fiscal Council (if installed) personally undertake to act in keeping with the provisions of the Arbitration Rules and
Part IX of these Rules, as per the form that is an integral part hereof as Attachment D.

"US GAAP" shall mean the Generally Accepted Accounting Principles adopted in the United States of America.

"Economic Value" shall mean the value of the Company and its shares as may be determined by a specialized company, based on reputable methodology or on any other criteria that may be defined by CVM.

                                    PART III

                         LEVEL 1 OF CORPORATE GOVERNANCE

3.1. In order to qualify as a Company under Corporate Governance Level 1 ("Level 1 Company"), the Company shall:


(i) enter into the Differentiated Corporate Governance Practices Agreement - Level 1;

(ii)   maintain the Minimum Free float pursuant to sections 7.3 and 8.6;

(iii) prepare and disclose financial statements and Quarterly Financial Statements as per the requirements spelled out in sections 6.1, 6.4 and
       6.5 hereof;

(iv)   hold the public meetings dealt with in section 6.6 hereof;

(v)    disclose an annual agenda of events pursuant to section 6.7 hereof;

(vi)   meet the requirements set out in sections 6.8, 6.9 and 6.10 hereof;


(vii) comply with the procedures set forth in section 7.1 hereof, in the events of public distribution of shares;

(viii) issue prospectuses, in public distributions, that meet the requirements spelled out in section 7.2 hereof;

(ix) cause its Senior Managers, the Controlling Shareholder and the Fiscal Council members to render information pursuant to section 9.1 hereof;

(x)    there shall be no outstanding participation certificates;

(xi) cause its newly-elected Senior Managers and Fiscal Council members to sign a Statement of Consent from Senior Managers and a Statement of Consent from Fiscal Council members, respectively, the investiture of whom shall be conditioned to execution of each such documents, a copy of which shall be promptly forwarded to BOVESPA;

(xii) cause the Controlling Shareholder and the Buyer to sign a Statement of Consent from Controlling Shareholders pursuant to section 8.5 hereof, if there is a Disposal of Company's Control; and

3.1.1 - Upon formal substantiated request from the Company, the Chief Executive Officer may grant a period for compliance with the Minimum Free Float requirement dealt with in section 3.1(v) upon entry into Level 1.

                                     PART IV

                         LEVEL 2 OF CORPORATE GOVERNANCE

4.1. In order to qualify as a Company under Corporate Governance Level 2 ("Level 2 Company"), the Company shall:

(i) enter into the Differentiated Corporate Governance Practices Agreement - Level 2;

(ii) amend its bylaws so as to make them conform to the minimum requirements disclosed by BOVESPA;

(iii)  meet all requirements applying to Corporate Governance Level 1;

(iv) establish that the Disposal of Company's Control must follow the procedures laid down in Part VIII hereof;

(v) prepare and disclose financial statements, consolidated statements, and Quarterly Financial Statements as per the requirements spelled out in sections 6.2 and 6.3 hereof;

(vi) follow the procedures laid down in Part X hereof, in the event of cancellation of its registration as a publicly-held company;

(vii) observe, at the Board of Directors' election, a unified term of office of one (1) year as well as all further provisions contained in Part V hereof;

(viii) undertake to refer to arbitration any and all disputes or controversies arising out of these Rules or the Differentiated Corporate Governance Practices Agreement, and of its relationship with Senior Managers and shareholders, pursuant to the Arbitration Rules; and

(ix) confer upon preferred shares (if any) the right to vote on at least the following issues: (a) transformation, merger, consolidation or spin-off of the Company; (b) approval of contracts between the Company and the Controlling Shareholder, whether directly or through third parties, as well as with other companies in which the Controlling Shareholder has an ownership interest, whenever such matter is resolved on at a General Meeting pursuant to law or under the company's bylaws; (c) appraisal of assets contributed to pay the Company's capital increases; (d) selection of a specialized company in charge of determining the Company's Economic Value, as mentioned in section 10.1.1; and (e) amendment to or revocation of any provisions contained in the Company's Bylaws, whenever such acts alter or modify any requirements set forth in this section 4.1; these voting rights shall survive while the Differentiated Corporate Governance Practices Agreement is in effect.

                                     PART V

                     BOARD OF DIRECTORS OF LEVEL 2 COMPANIES

5.1. Authority. The Board of Directors of Level 2 Companies shall have the powers and authority determined by the corporate law in effect from time to time, in addition to other duties usually incumbent on such corporate body as prescribed by the Company's bylaws. Level 2 Companies shall comply with the provisions of this Part V with regard to this issue.

5.2. Duties and Responsibilities. The Board of Directors members shall have the duties and responsibilities set forth in the corporate laws in effect from time to time, as well as in these Rules.

5.3. Composition. The Board of Directors shall be composed of at least five (5) members elected by the general meeting.

5.4. Term of Office. The Board of Directors members shall serve for a unified term of office of one (1) year, reelection being permissible.

                                     PART VI

                           ORDINARY AND EXTRAORDINARY

                             REPORTING REQUIREMENTS

6.1. Cash Flow Statement. The Company's financial statements and consolidated accounts to be prepared at the end of every quarter (other than in the last quarter) and at year-end shall include a Cash Flow Statement, which will reflect at least the changes in cash and cash equivalents, such balances being broken down into operating, financing and investing activities.

6.1.1. Submission of the Cash Flow Statement dealt with in section 6.1 above shall start up no later than six (6) months after signing of the Differentiated Corporate Governance Practices Agreement.

6.1.2. The Company shall include the Cash Flow Statement dealt with in section
6.1 above in the notes to its Standard Financial Statements (Demonstracoes Financeiras Padronizadas - DFP).

6.2. Financial Statements prepared in accordance with International Standards. After the end of every financial year, the Company shall, in addition to what is provided for in applicable laws:

(i) prepare financial statements and consolidated accounts in accordance with the US GAAP or the IAS, denominated in Brazilian reais or in US dollars, the full contents of which shall be disclosed in the English language, duly accompanied by a management report, explanatory notes (also informing the net earnings and the owners' equity shown at year-end in accordance with Brazilian accounting principles, and a proposal for allocation of such results), and the independent auditors' report; or

(ii) disclose, in the English language, the full contents of the financial statements, management report and notes prepared by the Brazilian corporate law method, duly accompanied by an additional note reconciling year-end results and the owners' equity under the Brazilian accounting principles, on one part, and the US GAAP or IAS (as the case may be), on the other part, highlighting the major differences between the accounting principles then adopted, and by the independent auditors' report.

6.2.1. The principle dealt with in section 6.2 above shall be adopted no later than the disclosure of financial statements for the second financial year after signing of the Differentiated Corporate Governance Practices Agreement.

6.2.2. The financial statements dealt with in section 6.2 above shall be disclosed no later than a hundred and twenty (120) days after the end of the financial year.

6.2.3. The Independent Auditors retained by the Company shall be registered with CVM, and shall have renowned experience with reviewing financial statements prepared under the US GAAP or IAS, as the case may be; the Company shall be held responsible and liable for compliance with this requirement.

6.3. Quarterly Financial Statements in English or prepared under international standards. The Company shall present the full contents of the Quarterly Financial Statements (ITR) translated into English, or else present the Financial Statements and Consolidated Accounts duly prepared in accordance with the US GAAP or IAS, as provided for in section 6.2 above.

6.3.1. Submission of the Quarterly Financial Statements dealt with in section
6.3 shall commence after disclosure of the first Financial Statement prepared under the criteria spelled out in section 6.2 above.

6.3.2. At every quarter, the Quarterly Financial Statements dealt with in section 6.3 shall be presented no later than fifteen (15) days after the deadline prescribed by law for presentation thereof.

6.3.3. The Financial Statements dealt with in section 6.3 shall be accompanied by an opinion or special report prepared by the Independent Auditors.

6.4. Additional Requirements for Disclosure of Quarterly Financial Statements - ITR. In addition to the information to be included in Quarterly Financial Statements as required by law, the Company shall:

(i) present a Consolidated Balance Sheet, a Consolidated Statement of Results, and a Consolidated Performance Report, whenever it is required to submit consolidated accounts at year-end;

(ii) disclose any direct or indirect ownership interest exceeding five percent (5%) of the Company's voting stock, up to the ultimate level of individual shareholders;

(iii) inform, on a consolidated basis, the quantity and characteristics of the Company's securities directly or indirectly held by the Controlling Shareholder, the Senior Managers and the Fiscal Council members;

(iv) report on the evolution of the volume of securities held by the persons referred to in section 6.4(iii) above, within the immediately preceding twelve (12) months;

(v)    include, in explanatory notes, the Cash Flow Statement dealt with in section 6.1; and

(vi) inform the Free float volume and the respective percentage in relation to the total capital stock.

6.4.1. The information set forth in sections 6.4(ii), (iii), (iv) and (vi) shall be inserted in the blank space "Other Information" as the Company may deem relevant.

6.4.2. Disclosure of the information provided for in section 6.4(i) shall commence no later than six (6) months after signing of the Differentiated Corporate Governance Practices Agreement.

6.4.3. The Quarterly Financial Statements shall always be accompanied by a Special Report issued by an Independent Auditor duly registered with CVM, prepared in accordance with the methodology specified in the CVM rules.

6.5. Additional Requirements for the Annual Information Statements - IAN. The information dealt with in sections 6.4(iii), (iv) and (vi) shall also be inserted in the Company's Annual Information Statements, in blank space "Other Information", to the extent deemed relevant by the Company.

6.6. Public Meeting with Analysts. At least once a year, the Company and the Senior Managers shall hold a public meeting with analysts and other interested parties for disclosure of information on the Company's economic and financial conditions, projects and prospects.

6.7. Annual Agenda. The Company and the Senior Managers shall forward to BOVESPA and disclose, by the end of January every year, an annual agenda addressing the scheduled corporate events, containing at least the information stated in Attachment A hereto. Any subsequent changes in scheduled events shall be forwarded to BOVESPA and promptly disseminated to the public.

6.7.1. If the Differentiated Corporate Governance Practices Agreement is executed after the period set forth in section 6.7, the Company shall submit to BOVESPA and disclose its Annual Agenda for corporate events within thirty (30) days of execution thereof.

6.8. Contracts with Related Parties. The Company shall forward to BOVESPA and disclose information on any and all contracts entered into between the Company and its Controlled and Associated Companies, Senior Managers and the Controlling Shareholder; between the Company and the Controlled and Associated Companies of its Senior Managers and the Controlling Shareholder; and between the Company and any other companies that form a de facto or de jure group with the aforementioned persons, whenever one single contract or a series of related contracts, with or without the same scope, reaches an amount equal to or higher than two hundred thousand reais (R$ 200.000,00) within any one-year period, or else, equal to or higher than one percent (1%) of the Company's net worth, whichever is higher.

6.8.1. The information rendered and disclosed pursuant to section 6.8 shall detail the scope of the respective contract, its term of effectiveness and value, the conditions for expiration or early termination thereof, and any influence that such contract may exert over the Company's management and business.

6.9. Shareholders' Agreements. After signing of the Differentiated Corporate Governance Practices Agreement, the Company shall provide BOVESPA with a copy of all shareholders' agreements held on file at the Company's principal place of business, and make notice of the annotation of any such agreements on its books; upon signing of a new shareholders' agreement, the forwarding and notice thereof to BOVESPA shall occur within five (5) days after the respective filing and/or annotation on the Company's files, the date of such event being compulsorily stated.

6.10. Stock Option Plans. A copy of all Stock Option Plans given to the Company's employees or senior managers for the acquisition of shares or other securities issued by the Company shall be delivered to BOVESPA and publicized accordingly.

6.11. BOVESPA may, in justified cases, establish differentiated alternatives and terms for disclosure of information pursuant to this Part VI.

                                    PART VII

                              PUBLIC DISTRIBUTIONS

7.1. Shareholding Dispersion in Public Distributions. In any and all public distributions of stocks, the Company shall exert its best efforts towards shareholding dispersion, adopting special procedures therefor as stated in the respective prospectus, such as the following events:

(i)      ensured access to all interested investors; or

(ii) allocation of at least ten percent (10%) of the total distribution to individuals or non-institutional investors.

7.2. Prospectus. In addition to other requirements set forth in applicable laws, the prospectus related to public distributions made by the Company shall comply with the following minimum requirements:

(i) such prospectus shall be sent over to BOVESPA and disclosed accordingly;

(ii) it must be written in a straightforward and easy-to-read manner, avoiding legal or technical terms and cross-references to other documents and normative texts;

(iii) it must include an index and summary describing the respective contents, for easier and straightforward consultation;

(iv) it must present the updated information released to CVM for registration as a listed company, and for issuance of the respective authorization for public distribution;

(v) the telephone number and electronic mail address for contacting the Investor Relations Director must be informed;

(vi) an economic and financial feasibility study must be provided, in the manner and cases prescribed by the CVM rules specifically dealing with this matter;

(vii) the risk factors must be described, i.e., any and all facts related to the Company and its business that may have a bearing on the decision of potential investors to acquire the Company's securities, including, but not limited to: (a) the absence of a past record of the Company's operations; (b) the financial difficulties faced by the Company; and
         (c) the risks inherent to the Company's actual or future activities;

(viii) an overview of the Company's activities must be given, comprising: (a) a description of the business, production processes and markets of both the Company and its subsidiaries; (b) macroeconomic factors that may have a bearing on the Company's business; (c) list of products and/or services offered by the Company and their respective percentage share in overall revenues; (d) description of the products and/or services under development; (e) relationship with suppliers and customers; (f) dependability on domestic and/or foreign markets; (g) effects of governmental action on its business, and the existence of specific regulations on its activities (if any); (h) information on trademarks, patents, and licenses; (i) relevant contracts already signed, and the potential effects of future renegotiation thereof on the Company's business; (j) headcount and human resources policy; and (l) major competitors in the Company's market segment;

(ix) the prospectus must contain a senior management report analyzing and discussing the Company's financial statements, explaining: (a) the reasons for any variation in the result statement accounts when compared to the last three (3) or more financial years; (b) the impact caused by inflation; and (c) the Company's ability to honor its financial commitments;

(x) all types of securities issued by the Company must be described, making a clear indication of their underlying rights and other features, i.e., type, yield and trading place, coupled with a history of prices for these securities (if any);

(xi) the judicial and/or administrative cases in course must be described, stating the relevant amounts involved, chances of success, and whether such sums have been provisioned for;

(xii) the prospectus must declare any and all legal business entered into between the Company and its Controlled and Associated Companies, Senior Managers and Controlling Shareholder; between the Company and the companies controlled by and associated with the Senior Managers and Controlling Shareholder; and between the Company and other companies that form a de facto or de jure group with any of the aforesaid persons;

(xiii) it must describe any and all acts or transactions that will take place during the public distribution period, which may have any effects on the prices for the respective securities;

(xiv) it must disclose the credentials and professional expertise of the Senior Managers and Fiscal Council members, as well as the Company's compensation and benefit policies;

(xv) it must disclose any direct or indirect ownership interest exceeding five percent (5%) of the Company's capital stock, up to the ultimate level of individual shareholders; and

(xvi) a statement signed by the Senior Managers as well as by the bookrunner must be included, with the following wording: "the underwriters represent that, to the best of their knowledge, the information contained in this document is true and accurate, and has no omission whatsoever that could have an adverse effect on the contents of such information."

7.2.1. BOVESPA may demand that the Company submit other documents relating to public distributions.

7.2.2. Whenever CVM has dispensed the Company from issuing a prospectus, the documents forwarded to CVM in relation to the corresponding public distribution shall be delivered to BOVESPA.

7.2.3. Likewise, any and all documents forwarded to CVM for registration of public distributions shall be sent over by the Company to BOVESPA on the same date, unless a confidential treatment has been requested to CVM.

7.3. Maintenance of the Minimum Free float after Capital Increases. If any capital increase has not been fully subscribed for by whoever held the corresponding preemptive right, or if there has not been a sufficient number of persons interested in the respective public distribution, then full or partial subscription of such capital increase by the Controlling Shareholder shall cause it to take the actions necessary to restore the Minimum Free float within six
(6) months after the subscription is ratified.

                                    PART VIII

                   DISPOSAL OF CONTROL OVER LEVEL 2 COMPANIES

8.1. Disposal of Company's Control. Disposal of Control over Level 2 Companies, whether by one single transaction or in a series of successive transactions, shall be carried out on suspensive or resolutory conditions, namely, that the buyer undertakes to tender, within ninety (90) days thereafter, a public offer for acquisition of all further shares held by the other shareholders in the Company, so that they may be accorded the same treatment as the Selling Controlling Shareholder.

8.1.1. For the purposes of the public offer referred to in section 8.1, the Selling Controlling Shareholder and the Buyer shall promptly deliver to BOVESPA a statement containing the price and other conditions for Disposal of Company's Control.

8.1.2. Furthermore, the public offer referred to in section 8.1 shall be required:

(i) whenever there has been a paid assignment of subscription rights for shares and other securities, or of rights related to share convertibles, resulting in Disposal of Company's Control;

(ii) whenever there has been the disposal of a controlling interest in a company that holds the Company's Control; in this case, the Selling Controlling Shareholder shall inform BOVESPA of the value ascribed to the Company under the aforesaid disposal transaction, attaching supporting documentation in this regard.

8.1.3. Whenever the Company has issued preferred shares without voting rights or with restricted voting rights, the public offer to the holders of these preferred shares shall be tendered at a minimum value corresponding to seventy percent (70%) of the price offered to the holders of common shares.

8.2. Acquisition of Control through Successive Transactions. Whoever already has shares in Level 2 Companies and acquires their Control by means of a private share purchase agreement entered into with the Controlling Shareholder, whatever the volume of shares involved, shall be required to:

(i)      tender the public offer referred to in section 8.1 above; and

(ii) make proper reparation for the shareholders from which it had bought shares on stock exchanges over the period of six (6) months before the date of Disposal of Control, paying the difference between the price paid to the Selling Controlling Shareholder and the price paid on stock exchange for the Company's shares over such period, duly updated.

8.3. Disputes regarding the Disposal of Company's Control. Any dispute regarding the existence of Disposal of Company's Control, the compulsory issuance of a public offer, or the conditions on which such offer must be made, shall be referred to the Arbitration Panel in charge of resolving any such conflicts under the Arbitration Rules.

8.4. Supplementary Rules. BOVESPA may issue supplementary rules with a view to governing the issuance of public offers for acquisition of shares.

8.5. Statement of Consent from Controlling Shareholders. The Selling Controlling Shareholder shall not transfer title to his shares until the Buyer signs the respective Statement of Consent from Controlling Shareholders, the provisions of this section applying to both Level 1 Companies and Level 2 Companies. Likewise, the Company shall not make proper annotation of any transfer of shares to the Buyer until the latter signs the Statement of Consent from Controlling Shareholders, such document being promptly forwarded to BOVESPA.

8.6. Minimum Free float after Disposal of Control. Upon Disposal of Control involving Level 1 Companies or Level 2 Companies, the Buyer--to the extent applicable--shall take the actions necessary to restore the Minimum Free float within six (6) months after the acquisition of Control.

                                     PART IX

     TRADING IN SECURITIES AND DERIVATIVES BY THE SENIOR MANAGERS, CONTROLLING SHAREHOLDERS AND FISCAL COUNCIL MEMBERS

9.1. Reporting Requirements. The Senior Managers, the Controlling Shareholder and the Fiscal Council members of the Company shall report to BOVESPA the volume and characteristics of the Company's securities directly or indirectly held thereby, including the respective Derivatives. Notice thereof shall be made promptly after investiture in office or after acquisition of Control, as the case may be.

9.1.1. Any trades in securities and Derivatives as dealt with in this section shall be reported in detail to BOVESPA, including the respective price, within ten (10) days after the end of the month in which such trades occurred.

9.1.2. The requirement dealt with in this section is extensive to securities and respective Derivatives directly or indirectly held by the spouse, common-law spouse, and dependents stated on the annual income tax returns of the Senior Managers, the Controlling Shareholder, and the Fiscal Council members.

9.2. Disclosure by BOVESPA. BOVESPA shall make full disclosure of the information released to it hereunder.

                                     PART X

                 CANCELLATION OF A LEVEL 2 COMPANY REGISTRATION

                           AS A PUBLICLY-HELD COMPANY

10.1. Appraisal Report. Cancellation of a Level 2 Company registration as a publicly-held company shall be conditioned to preparation of an appraisal report on its shares at their respective Economic Value; such appraisal report shall be prepared by a specialized company with renowned expertise and independence vis-a-vis the decision-making powers of the Company, its Senior Managers and/or the Controlling Shareholder, and shall meet the requirements set forth in article 8, paragraph 1 of the Corporation Law, without prejudice to the liability set out in paragraph 6 of that same article.

10.1.1. The specialized company in charge of determining the Company's Economic Value shall be exclusively chosen by the general meeting out of a three-nominee list submitted by the Board of Directors. The respective resolution shall be taken by an absolute majority of votes representing the Free float, blank votes not being computed to that end; each share (whatever the type or class involved) shall carry one vote for such purpose.

10.1.2. The costs incurred with preparation of such appraisal report shall be fully borne by the Controlling Shareholder.

10.2. Public Offer. In the public offer to be made by the Controlling Shareholder for acquisition of shares towards cancellation of the Company's registration as a publicly-held company, the minimum offer price shall be equal to the Economic Value determined in the appraisal report dealt with in section
10.1 hereof.

10.3. Extraordinary General Meeting. If the appraisal report is not ready until an Extraordinary General Meeting is held to resolve on cancellation of the Company's registration as a publicly-held company, the Controlling Shareholder shall state in such meeting the value per share or per block of one thousand shares that will be tendered in the public offer.

10.3.1. The public offer shall be conditioned to the value stated in the appraisal report not being higher than the value disclosed by the Controlling Shareholder at the Meeting referred to in section 10.3.

10.3.2. If the Economic Value of the shares is higher than the value stated by the Controlling Shareholder, the resolution referred to in section 10.3 shall be automatically cancelled, and this fact shall be widely disclosed to the market, unless the Controlling Shareholder expressly agrees to tender a public offer for the Economic Value then ascertained.

10.4. Procedures. Cancellation of the Company's registration as a publicly-held company shall follow the procedures and meet all further requirements spelled out in the applicable laws and regulations, especially the rules issued by CVM on the matter.

                                     PART XI

                                DISCONTINUANCE OF

                  DIFFERENTIATED CORPORATE GOVERNANCE PRACTICES

11.1. Discontinuance of Differentiated Corporate Governance Practices. A Company may discontinue its Differentiated Corporate Governance Practices at any time, provided that such event (i) has been previously approved at a general meeting of shareholders representing at least more than half of the Company's voting stock, and (ii) has been reported in writing to BOVESPA at least thirty (30) days in advance.

11.1.1. Discontinuance of Differentiated Corporate Governance Practices shall not mean that the Company will lose its condition as a publicly-held company listed at BOVESPA.

11.2. Offer by the Controlling Shareholder. Whenever Level 2 Companies discontinue their Differentiated Corporate Governance Practices, the Controlling Shareholder shall have ninety (90) days to tender a public offer for acquisition of the shares held by the other shareholders, at the respective Economic Value to be ascertained as per Part X hereof.

11.3. Cancellation of Registration as a Publicly-held Company. Whenever the discontinuance of Differentiated Corporate Governance Practices is due to cancellation of registration as a publicly-held company, all the procedures prescribed by applicable laws shall be adopted, and, whenever the cancellation of registration of a Level 2 Company is involved, an offer shall be tendered at the Economic Value of the shares, duly ascertained as per Part X hereof.

11.4. Corporate Reorganization. Whenever the discontinuance in the exercise of Differentiated Corporate Governance Practices is due to corporate reorganization procedures, whereby the resulting company does not qualify for the same Corporate Governance Level:

(i) the Company, its Senior Managers and the Controlling Shareholder shall observe the same formalities described in Part XI hereof;

(ii) in the case of Level 2 Companies, the Controlling Shareholder shall have one hundred and twenty (120) days, counted from the date on which the Company's General Meeting approving the aforesaid reorganization is held, to tender a public offer for acquisition of the shares held by the other shareholders in the Company, at the respective Economic Value to be ascertained as per Part X hereof.

11.4.1. The Controlling Shareholder shall be released from tendering the public offer mentioned in section 11.4(ii) if the company resulting from corporate reorganization is registered with the special trading segment of BOVESPA known as NOVO MERCADO, within the period established for tendering of the public offer.

11.5. Surviving Requirements. Discontinuance of Differentiated Corporate Governance Practices shall not release the Company, its Senior Managers, and the Controlling Shareholder from compliance with the obligations and requirements ensuing from the Differentiated Corporate Governance Practices Agreement, the Arbitration Rules, and the provisions hereof, whenever originating from facts preceding the discontinuance of Differentiated Corporate Governance Practices.

11.6. Disposal of Company's Control. The Disposal of Control over Level 2 Companies within twelve (12) months after their discontinuance of Differentiated Corporate Governance Practices shall cause the Selling Controlling Shareholder and the Buyer, jointly and severally, to tender a public offer for acquisition of the shares held by the other shareholders at the price and on the conditions made available to the Selling Controlling Shareholder for disposal of its own shares, duly updated, with due regard for the same rules as those applying to Disposal of Control under Part VIII hereof.

11.6.1. If the price obtained by the Selling Controlling Shareholder upon disposal of its own shares is higher than the value stated in the public offers tendered in accordance with the other provisions hereof, then the Selling Controlling Shareholder and the Buyer shall be jointly and severally required to pay the respective difference to whoever had accepted the respective public offer, in the same conditions as those mentioned in section 11.6.

11.6.2. Level 2 Companies and their respective Controlling Shareholders shall be required to annotate on the Company's Share Register, as regards the shares owned by the Controlling Shareholder, the Buyer's commitment to offer to the other shareholders the same price and payment conditions as those made available to the Selling Controlling Shareholder, pursuant to sections 11.6 and 11.6.1 hereof.

                                    PART XII

                                    SANCTIONS

12.1. Notice of Default. With a view to safeguarding the smooth performance of Differentiated Corporate Governance Practices, BOVESPA shall send written notice to the Company, the Senior Managers and the Controlling Shareholder, as the case may be, whenever they are in partial or full breach of any obligations ensuing from these Rules, setting a period for curing such default.

12.1.1. If the default is not cured within the period stated in the notice referred to in section 12.1, the Company, the Senior Managers or the Controlling Shareholder, as the case may be, shall be subject to payment of a fine as provided for in specific regulations, as well as to imposition of the sanctions set forth in sections 12.4 and 12.5, without prejudice to any other penalties prescribed by applicable laws as well as to reparation for losses and damages, including any loss of earnings.

12.2. Fines. The imposition of fines shall take into consideration the nature and seriousness of the breach, the damages to the market and its participants, the advantage earned by the offender, the occurrence of past breaches to any provisions hereof, and the existence of recidivism in the same offense.

12.3. Payment and Allocation of Fines. The offender shall be entitled to a discount of fifty percent (50%) in the overall value of fines, if payment thereof is made within ten (10) days after the respective imposition.

12.3.1. The fines unpaid on the due dates shall accrue interest at twelve percent (12%) per annum and adjustment for inflation in accordance with the variation in the General Market Price Index (IGP-M) calculated by the Getulio Vargas Foundation, or any other index replacing it, applied on an annual basis or at shorter periods if so authorized by applicable laws.

12.3.2. Any proceeds from the fines imposed hereunder shall revert to BOVESPA, and shall be earmarked for maintenance of the Arbitration Panel in charge of resolution of disputes under the Arbitration Rules.

12.4. Non-cash Sanctions. If a breach is not cured within the period stated on the notice of default mentioned in section 12.1 above, without prejudice to imposition of the aforementioned fines, and in light of the seriousness of the offense and the ensuing damages to the market and its participants, BOVESPA may determine that:

(i) the prices for the Company's securities be disclosed separately, setting a new deadline for remedy of the default, upon notice thereof to the Company; or

(ii) trades in the Company's securities be suspended at BOVESPA, setting a new deadline for remedy of the default, upon notice thereof to the Company.

12.4.1. In the event of section 12.4(i), if the Company fails to meet the new deadline for curing its breach, BOVESPA may order that trades in the Company's securities be suspended.

12.4.2. The sanctions dealt with in section 12.4 shall be lifted on the date on which the default is cured in its entirety.

12.4.3. Suspension of trades in a Company's securities may also be determined upon the occurrence of events set forth in the BOVESPA general suspension rules and regulations, as well as in applicable laws.

12.4.4. Effects of Suspension. While the trades in a Company's securities are suspended pursuant to section 12.4(ii) above, the Company, the Controlling Shareholder, the Senior Managers and the Fiscal Council members shall meet all obligations and requirements ensuing from these Rules and from the Arbitration Rules.

12.5. Early termination of the Agreement. Without prejudice to imposition of the fines referred to above, BOVESPA may declare early termination of the Differentiated Corporate Governance Practices Agreement if the default that gave rise to suspension of trades is not cured within the period stated on the notice referred to in section 12.4(ii).

12.5.1. Effects of Early Termination of the Agreement. As a result of early termination of the Differentiated Corporate Governance Practices Agreement as per section 12.5 hereof, the Controlling Shareholder:

(i) shall tender a public offer for acquisition of the shares held by the other shareholders, within ninety (90) days counted from the date of termination of the Differentiated Corporate Governance Practices Agreement, for a price corresponding to the Economic Value of such shares to be ascertained as provided for herein; such provision shall solely apply to Level 2 Companies; and

(ii) shall not be released from compliance with the obligations related to discontinuance of the Differentiated Corporate Governance Practices, as mentioned in sections 11.6 and 11.6.1.

12.5.2. Early termination of the Agreement as per section 12.5 shall not be construed as the Company's automatic loss of its status as a publicly-held company listed at BOVESPA, unless the Company's bankruptcy is declared or in the occurrence of all further events for cancellation of its registration for trading on stock exchanges.

12.6. Before any sanction or penalty dealt with in this Part XII is meted out, the offender(s) shall be afforded the right of full defense.

                                    PART XIII

                                   ARBITRATION

13.1. Arbitration. BOVESPA, Level 2 Companies, and their Controlling Shareholders, Senior Managers and Fiscal Council members undertake to refer to arbitration any and all disputes or controversies arising out of these Rules, pursuant to the Arbitration Rules.

                                    PART XIV

                                  MISCELLANEOUS

14.1. Disclosure. All documents and information to be disclosed by the Company under these Rules shall be delivered to BOVESPA by electronic means and, if possible, made available at the Company's web site on the Internet.

14.2. Amendments. Any amendments to these Rules can only be brought into effect by BOVESPA, provided that, at a Closed Hearing to be held by Level 1 and/or Level 2 Companies, as applicable, at a date set by the Chief Executive Officer at least fifteen (15) days in advance, there is no express opposition by more than one-third (1/3) of the attendees at said Closed Hearing.

14.2.1. Effectiveness of Amendments. BOVESPA shall provide the Company, its Senior Managers and the Controlling Shareholder with thirty (30) days' prior notice of any amendment to these Rules and to the Arbitration Rules.

14.3. Supervening Rules. If any provision contained herein is held invalid or unenforceable in light of any supervening rules or regulations, such provision shall be replaced with another of similar content that carries out the same purpose and intent of the invalid or unenforceable provision, subject to the characteristics of such supervening rules or regulations. The invalidity and/or unenforceability of any provision hereof shall not affect the other provisions contained in these Rules.

14.4. Silent Cases. Unforeseen Events. The Chief Executive Officer may, at his own discretion, resolve cases and events not dealt with in these Rules, as presented by the Company, its Senior Managers and Controlling Shareholder.

                                     PART XV

                                FINAL PROVISIONS

15.1. Exclusion of Liability. The provisions contained herein shall imply no liability for BOVESPA, nor shall they mean that BOVESPA will defend the interests of whoever may be adversely affected by:

(i) unlawful acts or abuses committed by the Company, the Controlling Shareholder, the Senior Managers, or the Fiscal Council members; or

(ii) false or misleading information, or the omission of relevant information, attributable to the Company, the Controlling Shareholder, the Senior Managers, or the Fiscal Council members.

  LIST OF ATTACHMENTS TO THE DIFFERENTIATED CORPORATE GOVERNANCE PRACTICE RULES

Attachment A         Form Corporate Events Agenda
Attachment B         Form Statement of Consent from Senior Managers
Attachment C         Form Statement of Consent from Controlling Shareholders
Attachment D         Form Statement of Consent from Fiscal Council Members

                                  ATTACHMENT A

                             CORPORATE EVENTS AGENDA

COMPANY DATA

Company Name
Headquarters Address
Website Address

Investor Relations Director                      Name:
                                                 E-mail:
                                                 Phone:
                                                 Fax:

Newspapers (and locales) where corporate acts are published

ANNUAL FINANCIAL STATEMENTS AND CONSOLIDATED ACCOUNTS, IF APPLICABLE, FOR THE FINANCIAL YEAR ENDED ON [DATE]
                  Event                          Date                              Deadline

Availability to Shareholders                   [INSERT]      One month before the Annual General Meeting
Publication                                    [INSERT]      Five days before the Annual General Meeting
Forwarding to BOVESPA                          [INSERT]      One month before the Annual General  Meeting,  on the
                                                             date of publication or availability to  shareholders,
                                                             whichever is earlier

                                                         STANDARD FINANCIAL STATEMENTS- DFP FOR THE FINANCIAL YEAR ENDED ON [DATE]

                  Event                          Date                              Deadline

Forwarding to BOVESPA                          [INSERT]      One month before  the Annual General Meeting, on the
                                                             date of publication of annual financial
                                                             statements or availability thereof to the
                                                             shareholders, whichever is earlier

ANNUAL FINANCIAL STATEMENTS AND CONSOLIDATED ACCOUNTS, IF APPLICABLE, PREPARED
IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS, FOR THE FINANCIAL YEAR
ENDED ON [DATE]

                  Event                          Date                              Deadline

Forwarding to BOVESPA                          [INSERT]      Four months after the end of the financial year

                                                         ANNUAL INFORMATION STATEMENT - IAN FOR THE FINANCIAL YEAR ENDED ON [DATE]

                  Event                          Date                              Deadline
Forwarding to BOVESPA                          [INSERT]      Thirty days after the Annual General Meeting


                                      -20-

                                                                                    QUARTERLY FINANCIAL STATEMENTS - ITR

                  Event                          Date                              Deadline

Forwarding to BOVESPA                                        Forty-five days after the end of each quarter
                                                             (except for the last quarter in the financial
o    as regards the 1st quarter                [INSERT]      financial year), or whenever information is
o    as regards the 2nd quarter                [INSERT]      disclosed to  shareholders or third parties,
o    as regards the 3rd quarter                [INSERT]      whichever is earlier. The company reporting
                                                             consolidated gross  revenues below R$
                                                             100 million in the immediately preceding
                                                             financial  year must forward the ITR within 60
                                                             days from the end of each quarter
                                                             (except for the last quarter), or
                                                             whenever information is disclosed to shareholders
                                                             or third parties, whichever is earlier.

QUARTERLY FINANCIAL STATEMENTS IN ENGLISH OR IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS

                  Event                          Date                              Deadline

Forwarding to BOVESPA                                        Sixty days after the end of each quarter (except
o        as regards the 1st quarter            [INSERT]      for the last quarter in the financial year).
o        as regards the 2nd quarter            [INSERT]      The company  reporting  consolidated  gross
o        as regards the 3rd quarter            [INSERT]      revenues below R$ 100  million  in the
                                                             immediately  preceding financial year must
                                                             forward these ITRs within 75 days from
                                                             the end of each quarter (except for the last
                                                             quarter).

ANNUAL GENERAL MEETING

                  Event                          Date                              Deadline
Publication of Call Notice                     [INSERT]      Fifteen days before the Annual General  Meeting is to
                                                             be held
Forwarding  of  Call  Notice  to  BOVESPA      [INSERT]      When the Call Notice is published
coupled with the management proposal,  if
any
Date of the Annual General Meeting             [INSERT]      Four months after the end of the financial year
Forwarding of major  resolutions taken at      [INSERT]      Until  6:00  p.m.  of the  day on  which  the  Annual
the Annual General Meeting to BOVESPA                        General Meeting is held
Forwarding  of the  minutes of the Annual      [INSERT]      Ten days  after the Annual  General  Meeting is held,
General Meeting to BOVESPA                                   or upon  publication  of such  minutes,  whichever is
                                                             earlier

EXTRAORDINARY GENERAL MEETINGS ALREADY SCHEDULED

                  Event                          Date                              Deadline

Publication of Call Notice                     [INSERT]      Fifteen   days  before  the   Extraordinary   General
                                                             Meeting is to be held
Forwarding  of  Call  Notice  to  BOVESPA      [INSERT]      When the Call Notice is published
coupled with management proposal, if any


                                      -21-

Date of the Extraordinary General Meeting      [INSERT]      Whenever necessary
Forwarding of major  resolutions taken at      [INSERT]      Until   6:00   p.m.   of  the   day  on   which   the
the  Extraordinary   General  Meeting  to                    Extraordinary General Meeting is held
BOVESPA
Forwarding   of   the   minutes   of  the      [INSERT]      Ten days after the  Extraordinary  General Meeting is
Extraordinary General Meeting to BOVESPA                     held, or upon publication of such minutes,  whichever
                                                             is earlier

PUBLIC MEETING WITH ANALYSTS


                  Event                          Date                              Deadline

Date   of   the   Public   Meeting   with      [INSERT]      At least once a year
Analysts,   open  to   other   interested
parties

BOARD OF DIRECTORS MEETINGS ALREADY SCHEDULED

                  Event                          Date                              Deadline

Date of the  Board of  Directors  Meeting      [INSERT]      Whenever necessary
(resolving  on issues of  interest to the
market)


NOTES:

1. The "Deadline" column only serves as a guidepost for the Company.

2. If any event has already occurred upon submission of the annual agenda to BOVESPA, such event and its date must be included therein.

3. All documents and information to be disclosed by the Company shall be delivered to BOVESPA by electronic means and, if possible, made available at the
   Company's web site on the Internet.

                                  ATTACHMENT B

                    STATEMENT OF CONSENT FROM SENIOR MANAGERS

By this instrument, [INSERT SENIOR MANAGER'S NAME], [INSERT SENIOR MANAGER'S NATIONALITY, MARITAL STATUS AND PROFESSION], resident and domiciled at [INSERT ADDRESS], enrolled in the Individual Taxpayers' Register of the Ministry of Finance (CPF) under No. [INSERT CPF NUMBER], bearer of Identity Card [R.G. OR RNE] No. [INSERT NUMBER AND ISSUING AGENCY], hereinafter referred to as "DECLARANT", in the capacity of [INSERT SENIOR MANAGER'S POSITION] at [INSERT COMPANY'S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], enrolled in the National Register of Legal Entities of the Ministry of Finance (CNPJ) under No. [INSERT CNPJ NUMBER], hereinafter referred to as "COMPANY", hereby expressly takes personal responsibility for compliance with the rules spelled out in the Differentiated Corporate Governance Practices Agreement ("AGREEMENT"), in the Differentiated Corporate Governance Practice Rules, containing the requirements for the adoption of differentiated corporate governance practices by the publicly-held companies registered with the Sao Paulo Stock Exchange - BOVESPA, and in the Arbitration Rules *, the terms of which are fully known to Declarant, as well as in any other Rules that may be issued in relation to the Differentiated Corporate Governance Practices, including any subsequent amendments thereto (jointly, the "RULES"), whereupon Declarant undertakes to perform his managerial duties at the Company always in keeping with the aforesaid rules, also being subject to the applicable fines and penalties prescribed in the aforesaid Agreement and Rules. Declarant undertakes to comply with the obligations directly imputable thereto, and shall likewise cause the Company to discharge its duties under the Agreement and pursuant to the Rules. Declarant signs this instrument in three (3) counterparts of equal form and content, in the presence of the two (2) undersigned witnesses.

[INSERT PLACE AND DATE OF SIGNATURE]


[INSERT DECLARANT'S NAME]


[INSERT ADRESS, FAX N(0), AND E.MAIL FOR NOTIFICATIONS]


Witnesses:

1.       --------------------------------------------

         Name:

         R.G.:

2.       --------------------------------------------

         Name:

         R.G.:

(*) applicable only for Companies listed in Level 2

                                    ATTACHMENT C

                 STATEMENT OF CONSENT FROM CONTROLLING SHAREHOLDERS

By this instrument, [INSERT NAME AND PARTICULARS OF CONTROLLING SHAREHOLDER(S), INCLUDING NAME AND PARTICULARS OF REPRESENTATIVES OF CORPORATE CONTROLLING SHAREHOLDER(S)], hereinafter referred to as "DECLARANT(S)", in the capacity of controlling shareholder(s) in [INSERT COMPANY'S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], enrolled in the National Register of Legal Entities (CNPJ) of the Ministry of Finance under No. [INSERT CNPJ NUMBER], hereinafter referred to as "COMPANY", hereby expressly take(s) personal responsibility for compliance with the rules spelled out in the Differentiated Corporate Governance Practices Agreement ("AGREEMENT"), in the Differentiated Corporate Governance Practice Rules, containing the requirements for the adoption of differentiated corporate governance practices by the publicly-held companies registered with the Sao Paulo Stock Exchange - BOVESPA, and in the Arbitration Rules *, the terms of which are fully known to Declarant(s), as well as in any other Rules that may be issued hereafter, including any subsequent amendments thereto (jointly, the "RULES"), whereupon Declarant(s) undertake(s) to exert the respective control over the Company always in keeping with the aforesaid rules, also being subject to the applicable fines and penalties prescribed in the aforesaid Agreement and Rules. Declarant(s) undertake(s) to comply with the obligations directly imputable thereto, and shall likewise cause the Company to discharge its duties under the Agreement and pursuant to the Rules. Declarant(s) sign(s) this instrument in three (3) counterparts of equal form and content, in the presence of the two (2) undersigned witnesses.

[INSERT PLACE AND DATE OF SIGNATURE]


[INSERT NAME OF DECLARANT(S)]


[INSERT ADRESS, FAX N(0), AND E.MAIL FOR NOTIFICATIONS]


Witnesses:

1.       --------------------------------------------

         Name:

         R.G.:

2.       --------------------------------------------

         Name:

         R.G.:

(*) applicable only for Companies listed in Level 2

                                    ATTACHMENT D

                  STATEMENT OF CONSENT FROM FISCAL COUNCIL MEMBERS

By this instrument, [INSERT FISCAL COUNCIL MEMBER'S NAME], [INSERT FISCAL COUNCIL MEMBER'S NATIONALITY, MARITAL STATUS AND profession], resident and domiciled at [INSERT ADDRESS], enrolled in the Individual Taxpayers' Register of the Ministry of Finance (CPF) under No. [INSERT CPF NUMBER], bearer of Identity Card [R.G. OR RNE] No. [INSERT NUMBER AND ISSUING AGENCY], hereinafter referred to as "DECLARANT", in the capacity of member of the Fiscal Council of [INSERT COMPANY'S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], enrolled in the National Register of Legal Entities (CNPJ) of the Ministry of Finance under No. [INSERT CNPJ NUMBER], in keeping with the provisions of the Differentiated Corporate Governance Practice Rules containing the requirements for the adoption of differentiated corporate governance practices by the publicly-held companies registered with the Sao Paulo Stock Exchange - BOVESPA, represents that Declarant is fully aware of and undertakes to comply, to the extent applicable, with the provisions contained in Part IX of the aforesaid Rules, as amended, the wording of which is transcribed below:

        "PART IX

        TRADING IN SECURITIES AND RESPECTIVE DERIVATIVES BY THE SENIOR MANAGERS, CONTROLLING SHAREHOLDERS AND FISCAL COUNCIL MEMBERS

        9.1. Reporting Requirements. The Senior Managers, the Controlling Shareholder and the Fiscal Council members of the Company shall report to BOVESPA the volume and characteristics of the Company's securities directly or indirectly held thereby, including the respective Derivatives. Notice thereof shall be made promptly after investiture in office or after acquisition of Control, as the case may be.

        9.1.1. Any trades in securities and Derivatives as dealt with in this section shall be reported in detail to BOVESPA, including the respective price, within ten (10) days after the end of the month in which such trades occurred.

        9.1.2. The requirement dealt with in this section is extensive to securities and respective Derivatives directly or indirectly held by the spouse, common-law spouse, and dependents stated on the annual income tax returns of the Senior Managers, the Controlling Shareholder, and the Fiscal Council members.

        9.2. Disclosure by BOVESPA. BOVESPA shall make full disclosure of the information released to it hereunder."

Furthermore, pursuant to Part XIII of the Differentiated Corporate Governance Practice Rules, Declarant undertakes to refer to arbitration any and all disputes or controversies related to his/her status as Fiscal Council member, or as regards the obligations assumed above, pursuant to the Arbitration Rules * issued by the Market Arbitration Panel instituted by BOVESPA.

Declarant signs this instrument in three (3) counterparts of equal form and content, in the presence of the two (2) undersigned witnesses.

[INSERT PLACE AND DATE OF SIGNATURE]


[INSERT DECLARANT'S NAME]


[INSERT ADRESS, FAX N(0), AND E.MAIL FOR NOTIFICATIONS]

Witnesses:

1.       --------------------------------------------

         Name:

         R.G.:

2.       --------------------------------------------

         Name:

         R.G.:

(*) applicable only for Companies listed in Level 2